UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2013

SAIC, INC.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

(Exact names of registrants as specified in their charters)

DELAWARE	001-33072 000-12771	20-3562868 95-3630868
(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

1710 SAIC Drive, McLean, Virginia		22102
(Address of Principal Executive Offices)		(Zip Code)

Registrants’ telephone number, including area code: (703) 676-4300

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Other Events.

Management of SAIC, Inc. (to be renamed Leidos Holdings, Inc. (“Leidos”)) and SAIC Gemini, Inc. (“New SAIC”) will hold a joint Investor Day at the Waldorf Astoria Hotel in New York City on September 11, 2013, beginning at approximately 8:25 a.m. Eastern to discuss the upcoming separation of Leidos and New SAIC. A live video broadcast of the event along with presentation materials will be available to the public through links on the Investor Relations section of the SAIC website at http://Investors.SAIC.com.

A copy of the investor presentation materials relating to Leidos is furnished as Exhibit 99.1 to this report and a copy of the investor presentation materials relating to New SAIC is furnished as Exhibit 99.2 to this report.

The information contained in this report, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) EXHIBITS

Exhibit Number	Title

99.1	Investor Presentation Materials (Leidos).

99.2	Investor Presentation Materials (New SAIC).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SAIC, INC.

By:	/s/ Raymond L. Veldman
Name: Raymond L. Veldman Title: Secretary and Assistant General Counsel

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

By:	/s/ Raymond L. Veldman
Name: Raymond L. Veldman Title: Secretary and Assistant General Counsel

Dated: September 11, 2013